SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2008

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01.              Other Events

                On July 29, 2008, we issued the following media statement:

“Whole Foods Market Media Statement: U.S. Appellate Court Reverses District Court Decision

July 29, 2008

The United States Court of Appeals for the District of Columbia in a split decision, today reversed the denial of the FTC’s request for an injunction and remanded the case to Judge Friedman (U. S. District Court) for further evidentiary proceedings.

Whole Foods Market is disappointed with this decision as customers and Team Members have already received many benefits from this merger.  The Company is evaluating its legal options, which include seeking review by the entire Court of Appeals. While the Company disagrees with the reversal of the lower court decision denying the FTC’s request for a preliminary injunction, the decision acknowledges that neither the Court nor the FTC has found the merger to be unlawful.

In our view, the Court of Appeals’ decision provides a roadmap for Judge Friedman to once again deny the FTC’s request for a preliminary injunction.

We await the U.S. District Court’s response so this issue can be resolved. Meanwhile, it is business as usual. We will continue to satisfy and delight our shoppers with our unparalleled selection and outstanding customer service.”

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: July 29, 2008	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer